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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-126659 on Form S-1, of our report dated November 30, 2005 (which expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to matters that raise substantial doubt about Riviera Tool Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Riviera Tool Company for the year ended August 31, 2006.


/s/ Deloitte & Touche LLP
Grand Rapids, Michigan
November 30, 2006


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